Exhibit 99.1

Cesca Therapeutics Announces 1-for-20 Reverse Split of Common Stock

Stockholders Approve Reverse Split

RANCHO CORDOVA, Calif – March 2, 2016 – Cesca Therapeutics Inc. (NASDAQ: KOOL), an autologous cell-based regenerative medicine company, today announced stockholder approval of a reverse split of Cesca Therapeutics Inc Common Stock at the annual meeting of stockholders.

With stockholder approval, the Cesca Therapeutics Inc. Board of Directors has authorized a 1-for-20 reverse stock split of the Company’s Common Stock. The Company expects that the reverse stock split will become effective as of 5:00 p.m. Pacific time on March 4, 2016 and expects that the reverse stock split will be effective for trading purposes upon the commencement of trading on March 7, 2016, at which point the Company’s Common Stock will begin trading on a split adjusted basis on The Nasdaq Capital Market. The Company also expects that its shares will continue to trade under the symbol “KOOL” with a “D” included as a suffix to the symbol for 20 trading days to signify that the reverse split has occurred.

No fractional shares of Common Stock will be issued in connection with the reverse stock split. A holder of the old Common Stock who would have otherwise been entitled to a fractional share of the new Common Stock will be entitled to receive one whole share of new Common Stock for the fractional share interest. Proportional adjustments will be made to Cesca Therapeutics Inc.’s incentive plan reserve and to the Company’s outstanding stock options, restricted stock unit awards and warrants as well. After the effectiveness of the reverse stock split, stockholders will receive information from Computershare, the Company’s transfer agent, regarding the process for exchanging their shares of Common Stock.

The Company’s Board of Directors implemented the reverse stock split with the objective of regaining compliance with the minimum bid price listing maintenance requirements of The Nasdaq Capital Market. The reverse split also will have the effect of increasing the number of shares of Common Stock available for issuance by the Company.

About Cesca Therapeutics Inc.

Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development and commercialization of autologous cell-based therapeutics for use in regenerative medicine. The Company is a leader in the development and manufacture of automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapy products.  These include:

The SurgWerks™ with VXP Platform - proprietary, indication-specific stem cell therapy kits and associated devices, for use at the point-of-care in treating vascular and orthopedic diseases.

The CellWerksTM Platform - a proprietary stem cell laboratory system for processing target cells used in the treatments of oncological and hematological disorders.

The AutoXpress® Platform (AXP®) - a proprietary automated device with companion sterile blood processing disposables for harvesting stem cells from cord blood.

The MarrowXpress® Platform (MXP®), a derivative product of the AXP and its accompanying disposable bag set, for the isolation and concentration of stem cells from bone marrow.

The BioArchive® System, an automated cryogenic device used by cord blood banks for the cryopreservation and storage of cord blood stem cell specimens for future use in approved regenerative medicine procedures.

Forward Looking Statement

The statements contained herein may include statements of future expectations and other forward looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements, including, without limitation, our ability to maintain the minimum bid price listing maintenance requirements of The Nasdaq Capital Market and continue our listing. Further description of other risks that could cause actual events to differ from the outcomes predicted by Cesca Therapeutics' forward-looking statements is set forth under the caption "Risk Factors" in Cesca Therapeutics annual report on Form 10-K and other reports it files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements. Contact: Cesca Therapeutics Inc. http://www.cescatherapeutics.com.  Cesca may, at its discretion, choose to publish on-going interim notifications, requests for further information as received from the FDA, Medicare or equivalent foreign agencies, but as a general policy only makes announcements regarding material or significant information, such as filing of applications, approvals, initiation of studies, and conclusions.

Contact:

Cesca Therapeutics Inc.

http://www.cescatherapeutics.com

Investor Contact: Kirin Smith, PCG Advisory Group

+ 1-646-863-6519, or ir@cescatherapeutics.com